Exhibit 10.22

DATED THIS ____ DAY OF ______

Between

8i Enterprises Pte Ltd

(the “Lender”)

And

EUDA Health Holdings Limited

(the “Borrower”)

LOAN AGREEMENT

This LOAN AGREEMENT is made the ____ day of ______ BETWEEN:-

(1)	8I Enterprises Pte Ltd, a company incorporated in Singapore and having its office at 6, Eu Tong Sen Street, #08-13 The Central, Singapore 059817 (hereinafter referred to as “Lender’ (the “Lender”); and

(2)	EUDA Health HOLDINGS Limited, a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Island (the “Borrower”).

WHEREAS the Lender has already lent the Borrower S$______ and US$______. The Borrower has requested for a further loan of US$_______ and the Lender has agreed subject to the terms and conditions hereinafter appearing.

THE PARTIES AGREE AS FOLLOWS:-

1.	Amount

The Lender shall grant a loan of US$_______ to the Borrower (the “Loan”) upon the terms and conditions of this Agreement.

2.	Availability

Subject to Clause 4 below, the Loan shall be available to the Borrower to sorely pay the amounts owed by the Borrower to the party specified in Schedule A annexed hereto. The Borrower hereby instruct, authorise and direct the Lender to pay, for and on behalf of the Borrower, the amounts specified in Schedule A to party specified in Schedule A.

3.	Interest

The Borrower shall pay to the Lender interest of 8% per annum (the “Interest”) on the outstanding Loan.

4.	Repayment

The Loan and Interest shall be repaid by the Borrower to the Lender by _____________.

5.	Payments

(A)	All payment to be made by the Borrower shall be denominated in United States Dollars and shall be made in same day funds before 11 a.m. (local time in Singapore) on the due date of payment to the Lender’s account with such bank or such other account as the Lender has notified the Borrower from time to time.

(B)	If any date on which any payment is due and payable under this Agreement is a non-Business Day, such date shall be adjusted so as to fall on the Business Day immediately preceding such date.

6.	Taxes

All payments to be made by the Borrower shall be made without set-off or counterclaim and free and clear of and without deduction, withholding, restrictions or conditions of any nature. If at any time any applicable law requires the Borrower to make such deduction or withholding then the sum due from the Borrower shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

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7.	Warranties

The Borrower represents and warrants to and for the benefit of the Lender that:-

(i)	it has the power to enter into and perform this Agreement and all required action has been taken to enable it to do so;

(ii)	no security exists on or over its assets which may adversely and materially affect its ability to comply with its obligations hereunder;

(iii)	no litigation, arbitration or other legal action is current or pending against it which may have a material adverse effect on it;

(iv)	it has fully disclosed in writing to the Lender all facts relating to it which are material for disclosure to the Lender in the context of this Agreement; and

(v)	each of the above representations and warranties will be correct and complied with in all respects so long as any sum remains payable under this Agreement as if repeated then by reference to the then existing circumstances.

8.	Undertakings

The Borrower undertakes that, so long as any sum remains payable hereunder:-

(i)	it will not create or have outstanding any security whatsoever on or over its assets which may adversely and materially affect its ability to comply with its obligations hereunder without the written consent of the Lender; and

(ii)	it will notify the Lender of the occurrence of any Event of Default (as specified in Clause 9) immediately after becoming aware of it.

9.	Default

If:-

(i)	the Borrower defaults in the payment of the Loan due to the Lender under this Agreement on its due date; or

(ii)	the Borrower defaults in the performance of any other term or condition contained herein, and if in the opinion of the Lender that default is capable of remedy, it is not in the opinion of the Lender remedied within 10 days after notice of that default has been given to the Borrower or such party (as the case may be) by the Lender; or

(iii)	any representation, undertaking, warranty or statement of the Borrower hereunder is not complied with or is or proves to be incorrect; or

(iv)	the Borrower becomes insolvent, is unable to pay its debts as they fall due, suspends payments of its debts or enters into an arrangement or composition with its creditors; or

(vi)	a distress, attachment, execution, suit, or other legal process is levied, enforced, or sued out against the Borrower or its assets and in the Lender’s opinion, such event has or could have a material adverse effect on the Borrower; or

(vii)	it is or will become unlawful for the Borrower to perform or comply with any one or more of its obligations hereunder or for the Lender to grant the Loan or to allow the same to remain outstanding; or

(viii)	any event occurs or circumstances arise which in the opinion of the Lender, gives reasonable grounds for believing that the Borrower may not or may be unable to perform or comply with any of its obligations under this Agreement or that a material adverse change has occurred in the financial condition or operations of the Borrower, then the Lender may by written notice to the Borrower:-

(a)	cancel the Loan facility hereunder; and/or

(b)	notwithstanding anything to the contrary hereunder, declare that the Loan be immediately due and payable, whereupon it shall become so due and payable.

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10.	Calculations and Evidence

A certificate by the Lender as to any sum paid by, or payable to, the Lender hereunder and any other certificate, determination, notification or opinion by or of the Lender shall be conclusive and binding on the Borrower, save for manifest error.

11.	Costs and Expenses

(A)	The Borrower shall on demand pay to the Lender and/or reimburse the Lender for all costs and expenses (including legal fees) incurred by the Lender in connection with the preparation and execution of this Agreement and in the preservation, protection and enforcement of the Lender’s rights hereunder and thereunder.

(B)	The Borrower shall also on demand pay to the Lender all stamp duties, goods and services tax and other duties and taxes to which this Agreement may at any time be subject or which may arise as a result of this Agreement or the Loan and shall indemnify the Lender against any liabilities, costs, claims and expenses resulting from any omission to pay or any delay in paying any such duty or tax.

12.	Indemnity

The Borrower shall indemnify and hold harmless the Lender from and against all actions, proceedings, liabilities, claims, demands, losses, damages, charges, costs and expenses of whatever nature which the Lender may at any time or from time to time sustain, incur or suffer by reason of or in connection with the occurrence or continuance of any Event of Default and/or any breach by the Borrower of any provision of this Agreement and/or the receipt of any payment under this Agreement by the Lender in a currency other than the currency in which the payment is expressed to be payable.

13.	Interpretation

In this Agreement:-

(i)	“Business Day” means a day (except Saturday and Sunday) on which banks and financial markets are open in Singapore;

(ii)	“Event of Default” means any one of the events referred to in Clause 9;

(iii)	references to any document or agreement (including this Agreement) shall include such document or agreement as amended, novated, supplemented or replaced from time to time;

(iv)	the headings are inserted for convenience only and shall be ignored in construing this Agreement; and

(v)	unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa, and references to any gender shall include the other genders.

14.	Partial Invalidity

The illegality, invalidity or unenforceability of any provision of this Agreement shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

15.	Governing Law

15.1	This Agreement shall be governed by and construed in accordance with the laws of Singapore.

15.2	The Borrower hereby submits to the non-exclusive jurisdiction of the courts of the Republic of Singapore.

16.	No Rights Under Contracts (Rights Of Third Parties) Act 2001

A person who is not Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any of its terms.

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I N W I T N E S S W H E R E O F the parties hereto have duly executed this Agreement the day and year first above written.

THE LENDER

8I ENTERPRISES PTE LTD

By:
Name:	Tan Meng Dong

In the presence of :

THE BORROWER

EUDA HEALTH HOLDINGS LIMITED

By:
Name:	Lim Alfred

In the presence of :

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SCHEDULE A

USD

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